[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.25

RESTATED AND AMENDED LICENSE AGREEMENT

This Restated and Amended License Agreement (“Restated and Amended Agreement”, JHU Ref. No. A18558) is made as of the EFFECTIVE DATE by and between The Johns Hopkins University, a corporation of the State of Maryland, having a principal place of business at 3400 N. Charles St., Baltimore, MD 21218 (hereinafter referred to as “JHU”) and BioSante Pharmaceuticals, Inc, a Delaware corporation (hereinafter referred to as “Company”), having an address at 111 Barclay Boulevard, Suite 280, Lincolnshire, IL 60069.

WITNESSETH:

WHEREAS, Cell Genesys, Inc. and JHU entered into a License Agreement effective June 15, 2000, and as amended on March 27, 2008 (JHU Ref. Nos. C09769, C03007 and C03096; JHU Agreement No. A00552) (“LICENSE AGREEMENT”);

WHEREAS, Company acquired Cell Genesys, Inc on October 14, 2009 and is the successor-in-interest to the LICENSE AGREEMENT;

WHEREAS, Company and JHU wish to restate and amend certain provisions of the LICENSE AGREEMENT;

NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants, and other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 “AFFILIATED COMPANY” or “AFFILIATED COMPANIES” shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with the Company. For purposes of this Paragraph 1.1, control shall mean the direct or indirect ownership of at least fifty percent (50%) (or, the maximum ownership percentage allowed in the applicable jurisdiction, if lower) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is a corporation, for the election of the corresponding managing authority).

1.2 “BIOLOGICAL MATERIALS” shall mean all cells, cell lines and other materials provided to Company under this Agreement and covered by the PATENT RIGHTS.

1.3 “EFFECTIVE DATE” of this Restated and Amended Agreement shall mean the date the last party hereto has executed this Agreement.

1.4 “[ * ] PATENT” shall mean that invention entitled [ * ], U.S. Patent Application Serial No. [ * ] filed on [ * ], which was conducted during the course of research conducted by [ * ], and licensed to [ * ] under the license agreement effective [ * ].

1.5 “LICENSED FIELD” shall mean all applications (including all allogeneic and autologous forms of immunotherapy).

1.6 “LICENSED MELANOMA PRODUCT(S)” shall mean any material, composition, drug, cell preparation, or other product (a) the manufacture, use or sale of which would constitute, but for the license granted to Company pursuant to this Agreement, an infringement of a claim of the JHU/NIH MELANOMA PATENT RIGHTS

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(infringement shall include, but is not limited to, direct, contributory, or inducement to infringe), is covered by a pending claim of JHU/NIH MELANOMA PATENT RIGHTS or incorporates a BIOLOGICAL MATERIAL, and (b) has received FDA or other regulatory approval to be marketed, sold, or used (or is marketed or sold) in the treatment of melanoma.

1.7 “LICENSED NON-MELANOMA PRODUCT(S)” shall mean any material, composition, drug, cell preparation, or other product other than a LICENSED MELANOMA PRODUCT.

1.8 “LICENSED PRODUCT(S)” shall mean LICENSED MELANOMA PRODUCT(S) and/or LICENSED NON-MELANOMA PRODUCT(S).

1.9 “LICENSED MELANOMA SERVICE(S)” means the commercial performance on behalf of a third party of any method including therapeutic service or the manufacture of any product or the use of any product or composition which (a) would constitute, but for the license granted to Company pursuant to this Agreement, an infringement of a claim of the JHU/NIH MELANOMA PATENT RIGHTS, (infringement shall include, but not be limited to, direct, contributory or inducement to infringe) or is covered by a pending claim of JHU/NIH MELANOMA PATENT RIGHTS or incorporates a BIOLOGICAL MATERIAL, and (b) has received FDA or other regulatory approval to be marketed, sold, or used (or is marketed or sold) in the treatment of melanoma.

1.10 “LICENSED NON-MELANOMA SERVICE(S)” means any commercial performance on behalf of a third party of any method including therapeutic service or the manufacture of any product or the use of any product or composition other than a LICENSED MELANOMA SERVICE.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.11 “LICENSED SERVICE(S)” shall mean LICENSED MELANOMA SERVICE(S) and/or LICENSED NON-MELANOMA SERVICE(S).

1.12 “NET SALES”, subject to Paragraph 4.10 below, shall mean gross sales revenues and fees billed by Company, AFFILIATED COMPANY and SUBLICENSEES from the sale of LICENSED PRODUCT(S) less (i) trade discounts allowed, refunds, returns and recalls, (ii) sales taxes and other governmental charges and duties (including value added tax) actually paid, and (iii) provisions for uncollectible accounts determined in accordance with generally accepted accounting principles, consistently applied to all products of the selling party. Except as set forth in Paragraph 4.5, in the event that Company, AFFILIATED COMPANY, or SUBLICENSEE sells a LICENSED PRODUCT(S) in combination with another drug as part of a combination product (as such drug is defined in the marketing application to the FDA), the NET SALES for purposes of royalty payments shall be calculated by multiplying the NET SALES of that combination by the fraction A/A+B, where A is Company’s then gross selling price of the LICENSED PRODUCT sold separately and B is the lowest, then-current fair market gross selling price of the other drug sold separately, provided that no deduction shall be made for costs for drugs not defined in the marketing application, provided further that in no event shall the NET SALES be reduced below an amount equal to the product of the number of combinations sold multiplied by Company’s then selling price for the LICENSED PRODUCT(S) if sold on a stand-alone basis, and provided further that any drug that is not an FDA-approved, therapeutically active, stand-alone product (even if noted in the marketing application) in its own right shall be disregarded in respect to this Paragraph 1.12.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.13 “NET SERVICE REVENUES”, subject to Paragraph 4.10 below, shall mean actual billings for the performance of LICENSED SERVICE(S) less (i) sales and/or use taxes and other governmental charges and duties (including value added tax) imposed upon and with specific reference to the LICENSED SERVICE and (ii) provisions for uncollectible accounts determined in accordance with generally accepted accounting principles, consistently applied to all products/services of the selling party.

1.14 “PATENT RIGHTS” shall mean the JHU/WHITEHEAD PATENTS, the JHU ALLOGENEIC PARACRINE PATENT APPLICATIONS, or the JHU/NIH MELANOMA PATENT APPLICATION, as each are further described on Exhibit “A” attached hereto, and the inventions disclosed and claimed therein, and all continuations, divisions, continuation in part applications (to the extent the new subject matter reads on claims in the originally filed U.S. utility application), substitutions, extensions, reexaminations, and reissues based thereof, and any corresponding foreign patent applications, and any patents, patents of addition, or other equivalent foreign patent rights issuing, granted or registered thereon.

1.15 “SUBLICENSEE” shall mean any third party (other than an AFFILIATED COMPANY) to whom Company has granted a sublicense under this Restated and Amended Agreement.

1.16 “VALID CLAIM” shall mean a claim of an issued and unexpired patent or a claim of a patent application within PATENT RIGHTS that has been pending for less than [ * ] years from its filing date.

ARTICLE 2 - GRANTS

2.1 Subject to the terms and conditions of this Agreement (particularly Paragraph 2.2 below), JHU hereby grants to Company a license under the PATENT RIGHTS to

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

make, have made, use, import and sell the LICENSED PRODUCT(S) and to provide the LICENSED SERVICE(S) in the United States and worldwide under the PATENT RIGHTS in the LICENSED FIELD. This Grant shall apply to the Company and any AFFILIATED COMPANY, except that any AFFILIATED COMPANY shall not have the right to sublicense others as set forth in Paragraph 2.3 below. If any AFFILIATED COMPANY exercises rights under this Agreement, such AFFILIATED COMPANY shall be bound by all terms and conditions of this Agreement, including but not limited to indemnity and insurance provisions and royalty payments, which shall apply to the exercise of the rights, to the same extent as would apply had this Agreement been directly between JHU and the AFFILIATED COMPANY. In addition, Company shall remain fully liable to JHU for all acts and obligations of AFFILIATED COMPANY such that acts of the AFFILIATED COMPANY shall be considered acts of the Company.

2.2 The license granted in respect to the JHU/WHITEHEAD PATENTS shall be subject to the rights of The Whitehead Institute for Biological Research to exploit and enforce its co-interest (and to authorize others to do so, including, without limitation, granting and authorizing other licenses to grant and authorize sublicenses). The license granted in respect to the JHU/NIH MELANOMA PATENT RIGHTS shall be subject to: (a) the right of the Public Health Service (“PHS”) to require JHU, or its licensees (including Company), to grant sublicenses to responsible applicants, on reasonable terms, when necessary to fulfill health or safety needs; (b) the requirement that any LICENSED PRODUCT(S) that practice(s) any claim under the JHU/NIH MELANOMA PATENT RIGHTS and is/are produced for use and sale within the United States shall be substantially manufactured in the United States; (c) the rights of the United States

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

government as set forth under 37 C.F.R. Part 401, and (d) the Public Health Service Interinstitutional Agreement between JHU and the PHS dated 17 January 1997 and attached hereto as Exhibit B “”. A letter providing written approval from the NIH for the granting of an exclusive license to Company by JHU for JHU/NIH MELANOMA PATENT APPLICATION is attached hereto as Exhibit C”‘. The license granted pursuant to this Agreement shall be subject to: (a) the rights retained by the United States government in accordance with P.L. 96-517, as amended by P.L. 98-620; and (b) the rights retained by JHU to make, have made, provide and use for its and The Johns Hopkins Health Systems’ non-profit purposes the LICENSED PRODUCT(S) and the LICENSED SERVICE(S).

2.3 Except as provided herein, Company may grant and authorize sublicenses to others under this Agreement and shall provide a copy of each such sublicense agreement to JHU promptly after it is executed provided that Company shall have the right to redact such portions of such sublicense agreement not applicable to obligations of Company or such SUBLICENSEE under this Agreement, and further provided that such agreement shall be considered confidential information under Paragraph 5.3. Each sublicense shall be consistent with the terms of this Agreement. As a condition to its validity and enforceability, each sublicense agreement shall: (a) incorporate by reference the terms and conditions of this Agreement, (b) be consistent with the terms, conditions and limitations of this Agreement, (c) prohibit SUBLICENSEE’s further sublicense of the rights delivered hereunder, (d) name JHU as an intended third party beneficiary of the obligations of SUBLICENSEE without imposition of obligation or liability on the part of JHU or its Inventors to the SUBLICENSEE, (e) specifically

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

incorporate Paragraphs 9.6, 9.7, 9.8 and 9.9 into the body of the sublicense agreement, and cause the terms used in therein to have the same meaning as in this Agreement. To the extent that any terms, conditions or limitations of any sublicense agreement are inconsistent with this Agreement, those terms, conditions and limitations are null and void against JHU.

ARTICLE 3 - PATENT INFRINGEMENT

3.1 Each party will notify the other promptly in writing when any infringement of PATENT RIGHTS by another is uncovered or suspected.

3.2 Subject to Paragraph 3.4 below, Company shall have the first right (through itself or others) to enforce any patent within the PATENT RIGHTS against any infringement or alleged infringement thereof and/or to defend any declaratory judgment action with respect thereto, and shall at all times keep JHU informed as to the status thereof. Company may, in sole judgment and at its own expense, institute suit against any such infringer or alleged infringer and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof and recover, for its account, any damages, awards or settlements resulting therefrom, subject to Paragraph 3.5. This right to sue for infringement shall not be used in an arbitrary or capricious manner. JHU shall reasonably cooperate in any such litigation at Company’s expense, including without limitation, by joining as a party plaintiff and executing such documents as Company may request.

3.3 If Company elects not to enforce any patent within the PATENT RIGHTS, then it shall so notify JHU in writing within [ * ] months of receiving notice that an infringement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

exists, and JHU may, in its sole judgment and at its own expense, take steps to enforce any patent and control, settle, and defend such suit in a manner consistent with the terms and provisions hereof, and recover, for its own account, any damages, awards or settlements resulting therefrom.

3.4 JHU shall have the first right to enforce any patent rights granted under the JHU/NIH MELANOMA PATENT APPLICATION. Company shall only have the right to enforce patent rights granted under the JHU/NIH MELANOMA PATENT APPLICATION if both JHU and PHS elect not to enforce such rights, whether jointly or separately. In no such event shall Company take any action to compel PHS to initiate or join in any suit for patent infringement, except to the extent possible under the JHU/PHS agreement. Should PHS be made a party to any suit as a result of Company action, Company shall pay all costs, fees, and expenses incurred by PHS, including all costs, fees, and expense incurred by opposing any such action. PHS shall have the right (but not the obligation) to join in any suit brought by the Company.

3.5 Any recovery by Company of compensatory (i.e., non-punitive damages net of legal fees and out-of-pocket costs of the action) under Paragraph 3.2 or 3.4 shall be deemed to reflect loss of commercial sales, and Company shall pay to JHU the applicable royalty rate on infringing NET SALES. Infringing NET SALES shall be determined by and calculated from the amount of infringing sales on which the award of compensatory damages is based. With respect to any recovery of punitive damages with respect to royalty-bearing products, Company shall pay to JHU an amount equal to [ * ] thereof.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 4 - PAYMENTS. ROYALTIES. AND RESEARCH SUPPORT

4.1 Company will reimburse JHU for the reasonable costs of preparing, filing, maintaining and prosecuting the PATENT RIGHTS prior to the effective date (except that the Company shall be directly responsible for all future costs associated with preparing, filing, maintaining and prosecuting the JHU/WHITEHEAD PATENTS). In accordance with Paragraph 5.1 below, Company will reimburse JHU, within [ * ] days of the receipt of an invoice from JHU, for all costs associated with the preparation, filing, maintenance, and prosecution of PATENT RIGHTS incurred by JHU subsequent to the EFFECTIVE DATE of this Agreement.

4.2 The Company shall pay to JHU a [ * ] annual license fee due within [ * ] days of each anniversary of the EFFECTIVE DATE of the Restated and Amended Agreement. [ * ] Dollars ($[ * ]) of such fee shall be allocated to the JHU/WHITEHEAD PATENT RIGHTS and [ * ] Dollars ($[ * ]) shall be allocated to the JHU ALLOGENEIC PARACRINE PATENT RIGHTS and the JHU/NIH MELANOMA PATENT RIGHTS. Such fees are nonrefundable and shall not be credited against royalties or other fees.

4.3 Throughout the term of this Agreement, Company shall pay to JHU an annual royalty for each LICENSED PRODUCT(S) sold and each LICENSED SERVICE(S) provided worldwide by the Company, AFFILIATED COMPANIES and SUBLICENSEES so long as such LICENSED PRODUCT(S) or LICENSED SERVICE(S) is covered by a VALID CLAIM under any PATENT RIGHTS. Annual royalties shall be paid quarterly as provided in Paragraph 4.8.

4.4 The Company shall pay to JHU a running royalty in an amount equal to [ * ] of the NET SALES and [ * ] of NET SERVICE REVENUES of such LICENSED PRODUCT(S) or LICENSED SERVICE(S).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

In the event that JHU receives any royalties in respect to the JHU/NIH MELANOMA PATENTS, JHU shall pay the Public Health Service any sums due under the Public Health Service Interinstitutional Agreement between JHU and PHS.

4.5 Royalties owed pursuant to Paragraph 4.4 shall not be subject to deductions or reductions because of third party patents or other royalties and shall be determined upon the price of the entire final LICENSED PRODUCT(S) or LICENSED SERVICE(S). Notwithstanding anything in the aforegoing to the contrary, the determination of the royalty for the sale of any LICENSED PRODUCT shall exclude any other product if such other product is administered as part of a combination treatment regimen with a LICENSED PRODUCT and such other product has been separately approved by the FDA or an equivalent agency.

4.6 Sublicense Consideration. In addition to the running royalty as set forth under Paragraph 4.4, Company shall pay to JHU [ * ] of the cash value of any and all consideration received for sublicenses under this Agreement. This sublicense consideration shall be due, without the need for invoice from JHU, within [ * ] days of Company’s receipt of a payment. Such consideration shall mean consideration of any kind received by the Company or AFFILIATED COMPANIES from a SUBLICENSEE(S) for the grant of a sublicense under this Agreement, such as upfront fees or milestone fees and including any premium paid by the SUBLICENSEE(S) over Fair Market Value for stock of the Company or an AFFILIATED COMPANY in consideration for such sublicense. However, not included in such sublicense consideration are amounts paid to the Company or an AFFILIATED COMPANY by the SUBLICENSEE(S) for (i) running royalties on LICENSED PRODUCT(S) and LICENSED SERVICE(S), and (ii) product development, research work, clinical studies and regulatory

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

approvals to be performed by or for the Company or AFFILIATED COMPANIES (including third parties on their behalf) subsequent to the EFFECTIVE DATE of this Restated and Amended Agreement, each pursuant to [ * ], the [ * ]. The term “Fair Market Value” shall mean the average price that the stock in question is publicly trading at for [ * ] days prior to the announcement of its purchase by the SUBLICENSEE(S) or if the stock is not publicly traded, the value of such stock as determined by the most recent private financing through a financial investor (an entity whose sole interest in the Company or AFFILIATED COMPANY is financial) of the Company or AFFILIATED COMPANY that issued the shares.

4.7 The Company shall pay to JHU the following milestone payments (not creditable against earned royalties) within [ * ] days of the events indicated below:

(A)	For JHU/WHITEHEAD PATENT: [ * ]

(B)	For JHU ALLOGENEIC PARACRINE PATENT APPLICATION:

(1)	[ * ]:

[ * ]

(2)	[ * ]:

[ * ]

(3)	[ * ]:

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(4)	[ * ]:

[ * ]

Milestones (2) through (4) above, however, shall be paid only for the first three (3) LICENSED NON-MELANOMA PRODUCTS or LICENSED NON-MELANOMA SERVICES covered by a claim under the JHU ALLOGENEIC PARACRINE PATENT RIGHTS.

(C)	For JHU/NIH MELANOMA PATENT APPLICATION:

(1)	[ * ]:

[ * ]

(2)	[ * ]:

[ * ]

(3)	[ * ]:

[ * ]

(4)	[ * ]:

[ * ]

Milestones (2) through (4) above, however, shall be paid only for the first LICENSED MELANOMA PRODUCT or LICENSED MELANOMA SERVICE covered by a claim under the JHU/NIH MELANOMA PATENT APPLICATION. Milestones (2) and (3) above are understood to occur and be paid prior to FDA or other regulatory approval for marketing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.8 Up until the time of the Company receiving FDA approval for a LICENSED PRODUCT or LICENSED SERVICE, the Company shall provide to JHU within [ * ] days of the end of each December after the EFFECTIVE DATE, an annual written report to JHU of the amount of LICENSED PRODUCTS sold and LICENSED SERVICES sold, the total NET SALES and NET SERVICE REVENUES of such LICENSED PRODUCTS and LICENSED SERVICES, and the running royalties due to JHU as a result of NET SALES and NET SERVICE REVENUES by Company, AFFILIATED COMPANIES and SUBLICENSEES thereof. Payment of any such royalties due shall accompany such report. Upon receipt of FDA approval for a LICENSED PRODUCT or LICENSED SERVICE, the Company shall provide thereafter a written report within [ * ] days after each March, June, September and December including the amount of approved LICENSED PRODUCT sold and approved LICENSED SERVICE provided, the total NET SALES and NET SERVICE REVENUES of such LICENSED PRODUCT and LICENSED SERVICE, and the running royalties due to JHU. Until the Company, an AFFILIATED COMPANY or a SUBLICENSEE has initiated a clinical trial and has achieved a first commercial sale of a LICENSED MELANOMA PRODUCT or LICENSED MELANOMA SERVICE and a LICENSED NON-MELANOMA PRODUCT or LICENSED NON-MELANOMA SERVICE (and has received FDA market approval for such LICENSED PRODUCT(S) or LICENSED SERVICES), a report shall be submitted at the end of every December after the EFFECTIVE DATE and will include a full written report describing the Company’s, AFFILIATED COMPANIES and SUBLICENSEE’S technical efforts towards meeting the milestones in Article 6.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.9 The Company shall make and retain, for a period of [ * ] years following the period of each report required by Paragraph 4.8, true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of sales and other information required in Paragraph 4.8. Such books and records shall be in accordance with generally accepted accounting principles consistently applied. The Company shall permit the inspection and copying of such records, files and books of account by JHU or its agents during regular business hours upon [ * ] business days’ written notice to the Company. Such inspection shall not be made more than once each calendar year. All costs of such inspection and copying shall be paid by JHU, provided that if any such inspection shall reveal that an error has been made in the amount equal to [ * ] or more of such payment, such costs shall be borne by the Company. The Company shall include in any agreement with its AFFILIATED COMPANIES or any SUBLICENSEE which permits such party to make, use or sell the LICENSED PRODUCT(S) or provide the LICENSED SERVICE(S), a provision requiring such party to retain records of sales of such LICENSED PRODUCT(S) and records of LICENSED SERVICE(S) and other information as required in Paragraph 4.8 and permit JHU to inspect such records as required by this Paragraph 4.9. Notwithstanding the foregoing, if Company does not have the right to grant to JHU the right to audit any SUBLICENSEES’ books and records, Company shall obtain for itself such right and, at JHU’s request, Company shall exercise such audit right with respect to such SUBLICENSEES; provided, that (i) Company shall provide the results of such audit for inspection by JHU pursuant to this Paragraph 4.9, and (ii) Company shall use an independent auditor reasonably acceptable to JHU to conduct such audit. In such event, Company shall obtain for itself such right to audit at least once per calendar year.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.10 In order to insure JHU the full royalty payments contemplated hereunder, the Company agrees that in the event any LICENSED PRODUCT shall be sold or any LICENSED SERVICE shall be provided to an AFFILIATED COMPANY or SUBLICENSEE or to a corporation, firm or association with which Company shall have any agreement, understanding or arrangement with respect to consideration (such as, among other things, an option to purchase stock or actual stock ownership, or an arrangement involving division of profits or special rebates or allowances) the royalties to be paid hereunder for such LICENSED PRODUCT(S) shall be based upon the greater of: 1) the net selling price at which the purchaser of LICENSED PRODUCT(S) or LICENSED SERVICE(S) resells such product to the end user, 2) the NET SERVICE REVENUE received from using the LICENSED PRODUCT(S) or LICENSED SERVICE(S) in providing a service, 3) the fair market value of the LICENSED PRODUCT(S) or LICENSED SERVICE(S), or 4) the net selling price of LICENSED PRODUCT(S) or LICENSED SERVICE(S) paid by the purchaser.

4.11 Form of Payment. All payments under this Agreement shall be made in U.S. Dollars. Checks are to be made payable to “The Johns Hopkins University” and sent to

Director

Technology Transfer

The Johns Hopkins University

100 N. Charles Street

5th Floor

Baltimore, MD 21201

Attn: A18558

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or such other addressee which JHU may designate in writing from time to time. Checks are to be made payable to “The Johns Hopkins University”. Wire transfers may be made through:

[ * ]

Transit/Routing/ABA number: [ * ]

SWIFT code: [ * ]

CHIPS ABA number: [ * ]

Account Number: [ * ]

Type of account: [ * ]

or ACH

[ * ]

Transit/routing/ABA number: [ * ]

Account number: [ * ]

Type of account:[ * ]

Reference: JHU Tech Transfer

(JHU Ref. No.: A18558)

Attn: Financial Manager

Company shall be responsible for any and all costs associated with wire transfers.

ARTICLE 5 - PROSECUTION OF PATENT RIGHTS AND CONFIDENTIAL INFORMATION

5.1 Except for the JHU/WHITEHEAD PATENT, for which Company shall hereafter be directly responsible for the prosecution and maintenance of such, JHU, at the Company’s expense, shall file, prosecute and maintain all patents and patent applications specified under PATENT RIGHTS upon authorization of the Company and the Company shall be licensed thereunder. Title to all patents and patent applications shall reside in JHU. JHU shall have full and complete control over all patent matters in connection therewith except that Company shall be copied directly on all patent

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

correspondence, provided copies of all correspondence received from any patent office and provided drafts of any papers or applications to be filed at least [ * ] weeks prior to patent office submission for Company comment and Company comments shall be considered and reasonably incorporated. The Company will provide payment authorization to JHU at least [ * ] before an action is due, provided that the Company has received timely notice of such action from JHU. Failure to provide authorization can be considered by JHU as a Company decision not to authorize an action. In any country where the Company elects not to have a patent application filed or to pay expenses associated with filing, prosecuting, or maintaining a patent application or patent (or if such is the case with the JHU/WHITEHEAD PATENT), JHU may file, prosecute, and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and the Company thereafter shall not be licensed under such, patent or patent application.

5.2 Company agrees that all packaging containing individual LICENSED PRODUCT(S) sold by Company, AFFILIATED COMPANIES and SUBLICENSEES and all materials in respect to LICENSED SERVICE(S) provided by company, AFFILIATED COMPANIES and SUBLICENSEES of Company will be marked with the number of the applicable patent(s) licensed hereunder in accordance with each country’s patent laws.

5.3 If necessary, the parties will exchange information which they consider to be confidential. The recipient of such information agrees to accept the disclosure of said information which is marked as confidential at the time it is sent to the recipient (collectively, “Confidential Information”), and to employ all reasonable efforts to maintain the Confidential Information as secret and confidential, such efforts to be no less than the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

degree of care employed by the recipient to preserve and safeguard its own confidential information. The Confidential Information of the other party shall not be disclosed or revealed to anyone except employees or agents of the recipient who have a need to know the information and who have entered into a secrecy agreement with the recipient under which such employees are required to maintain the confidentiality of information such as the Confidential Information and such employees or agents shall be advised by the recipient of the confidential nature of the Confidential Information and that the Confidential Information shall be treated accordingly. The recipient’s obligations under this Paragraph 5.3 shall not extend to any part of the Confidential Information:

a. that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

b. that can be demonstrated, from written records to have been in the recipient’s possession or readily available to the recipient from another source not under obligation of secrecy to the disclosing party prior to the disclosure: or

c. that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the recipient; or

d. that is demonstrated from written records to have been developed by or for the receiving party without reference to Confidential Information disclosed by the disclosing party; or

e. that is required to be disclosed by law, government regulation, or court order.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The obligations of this Paragraph 5.3 shall also apply to AFFILIATED COMPANIES and/or SUBLICENSEES. JHU’s, Company’s, AFFILIATED COMPANIES’, and SUBLICENSEES’ obligations under this Paragraph 5.3 shall continue until [ * ] years after the termination of this Agreement. Notwithstanding the foregoing, the receiving party may use or disclose Confidential Information of the disclosing party to the extent necessary to exercise its rights hereunder (including commercialization and/or sublicensing of the PATENT RIGHTS) or fulfill its obligations and/or duties hereunder and in prosecuting or defending litigation and/or submitting information to tax or other governmental authorities; provided, that if the receiving party is required by law to make any public disclosures of Confidential Information of the disclosing party, to the extent it may legally do so, it will give reasonable advance notice to the disclosing party of such disclosure and will use its reasonable efforts to secure confidential treatment of Confidential Information prior to its disclosure (whether through protective orders or otherwise).

ARTICLE 6 - TERM AND COMMERCIAL EFFORTS

6.1 This Agreement shall expire in each country on the date of expiration of the last to expire patent included within PATENT RIGHTS in that country or if no patents issue then twenty (20) years from the EFFECTIVE DATE of this Agreement.

6.2 Company shall use reasonable commercial efforts to develop and commercialize the LICENSED PRODUCT(S) and LICENSED SERVICE(S) using good scientific judgment. Specifically, with respect to the development of an allogeneic cell line for a particular tumor type, Company shall meet the milestones set forth in Paragraphs 6.3 through 6.7.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.3 Company may give written notice to JHU requesting to undertake commercially reasonable efforts to file either a corporate IND or a corporate drug master file with respect to any tumor types or JHU may give written notice to Company that JHU is requesting that Company then agree to undertake commercially reasonable efforts to file either a corporate IND or a corporate drug master file with respect to tumor types. (In the event that any Company-sponsored research in the JHU laboratories of Dr. Drew Pardoll or Dr. Elizabeth Jaffee addresses any of these tumor types, the definition of “tumor types” may then be defined in greater detail in a subsequent agreement to specify a product based on a cell line developed by either researcher.)

6.4 In reply to written notice by Company or by JHU, JHU shall provide, to the extent known by JHU, a detailed, final clinical data report and reports from all prior clinical trials and other materials for the tumor type justifying the commencement of commercially reasonable efforts by Company to file either a corporate IND or a corporate drug master file. If JHU is conducting such clinical research and developing an allogeneic cell line, JHU will provide Company with a clinical progress report at least [ * ] months prior to the submission of the final clinical report. Such data may be auditable by Company or its designee upon request.

6.5 Upon receipt of written notice by JHU or Company, Company shall have [ * ] months to evaluate and decide whether to commence commercially reasonable efforts itself or through a third party to file a corporate IND or a corporate drug master file within [ * ] months after Company’s decision to proceed. If Company decides

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to commence such an effort, it will notify JHU in writing of its intent and shall deliver to JHU an appropriate clinical plan and timeline. The parties agree that if manufacturing or other technical issues beyond Company’s control prevent Company from so filing, Company shall be given additional time equal to the length of the delay. If Company does not agree to commence such commercially reasonable efforts, Company upon request of JHU will enter into good faith negotiations with any reputable third party identified by JHU for an exclusive license to JHU’s interest in the intellectual property for the LICENSED PRODUCTS OR LICENSED SERVICES. Company will use commercially reasonable efforts to consummate such a license within [ * ] months of JHU notifying Company of the name of a reputable third party that has expressed definitive interest in obtaining such an exclusive license. The terms of such a license shall be commercially reasonable and shall consider the contributions of Company and/or its partners in developing the GVAX® platform. In the event: (a) the Company has not agreed to commence commercially reasonable efforts itself or through a third party to file a corporate IND or a corporate drug master file; and (b) JHU has identified a reputable third party which is interested in an exclusive license as described above; and (c) the Company has not consummated such a license within [ * ] months of JHU’s notifying the Company of such third party’s interest then except if the third party does not agree to commercially reasonable terms, in such event, the license granted hereunder shall be terminated as of the last day of such [ * ] month period.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.6 If the Parties so agree to commence efforts to file a corporate IND or a corporate drug master file, JHU shall then license exclusively to Company the allogeneic cell line regarding the particular tumor type. In such event, Company shall: (i) reimburse JHU for the cost of development and testing the particular cell line in excess of the funding provided to Dr. Jaffee (pursuant to paragraph 7.1) up to a maximum of [ * ] per cell line; (ii) pay JHU’s customary licensing processing fee of [ * ] and an annual fee of [ * ]; and (iii) reimburse JHU for all reasonable patent costs. Said reimbursements and payments shall be the sole economic consideration for any such license.

6.7 If Company agrees to commence efforts to file a corporate IND or corporate drug master file for the particular tumor type subject to JHU’s notice, it is understood that Company will use reasonable commercial efforts to:

-	Develop a scaleable manufacturing process

-	Conduct an appropriate “bridging study” to confirm that the scaleable manufacturing process yields a product comparable to that evaluated in the preliminary clinical studies performed by JHU

-	Conduct a Phase II clinical trial

-	Conduct an end of Phase II meeting with FDA

-	Conduct Phase Ill clinical trials consistent with FDA

Upon request, Company shall provide JHU with periodic progress reports showing Company’s reasonable commercial efforts to achieve the above milestones at a frequency not to exceed every [ * ] months.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.8 Company shall not be required to act upon JHU’s written notice if Company has commenced or can provide written documentation that it has plans to commence the development of a product similar to the one for JHU’s intended tumor type.

6.9 JHU, through JHU inventors of PATENT RIGHTS, shall provide Company periodic updates on clinical trials for products covered under the PATENT RIGHTS and under development by the JHU inventors of the PATENT RIGHTS in order to evaluate for potential clinical development by Company as contemplated hereunder. Company will not publicly disclose any information contained in said updates, unless approved by JHU in accordance with Section 9.6.

ARTICLE 7 - CLINICAL TRIALS

7.1 Company shall consider in good faith JHU’s participation as a clinical site for future Phase I and Phase II clinical trials for LICENSED PRODUCTS in accordance with a customary Clinical Trials Agreement. Such consideration shall include, but not be limited to, consideration as a site for renal cancer trials. Company shall consider the following factors when determining whether JHU shall serve as the clinical sites for such studies: (i) resources available at JHU for trial; (ii) personnel available at JHU for trial; and (iii) the patient referral base at JHU that is available for trial. In the event Company chooses not to use JHU as the site for such studies Company shall notify JHU of such decision in writing and give a detailed explanation concerning the reason JHU was not chosen for such clinical trial. JHU shall have [ * ] days to respond to such notice. If JHU responds in writing within such [ * ] day period Company shall reasonably and in good faith consider JHU’s response before making its final determination.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 8 - BREACH AND TERMINATION

8.1 Upon breach or default of any of the terms and conditions of this Agreement, the defaulting party shall be given written notice of such default in writing and a period of sixty (60) days after receipt of such notice to correct the default or breach. If the default or breach is not corrected within said sixty (60) day period, the party not in default shall have the right to terminate this Agreement. Failure by Company to use commercially reasonable efforts to make any payments hereunder, including patent reimbursements, shall be considered a breach.

8.2 Company may terminate this Agreement and the license granted herein, for any reason, upon giving JHU sixty (60) days written notice.

8.3 Termination shall not affect JHU’s right to recover unpaid royalties or fees or reimbursement for patent expenses incurred prior to termination. Upon termination all rights in and to the licensed technology shall revert to JHU at no cost to JHU. In the event this Agreement is terminated for any reason, Company shall provide JHU with a written inventory of all LICENSED PRODUCTS and LICENSED SERVICES that Company and its AFFILIATED COMPANIES have the right to sell or otherwise dispose of, all subject to the payment to JHU of royalties pursuant to Article 4 hereof. Upon termination of this Agreement by either party for any reason, any sublicense granted by the Company hereunder shall survive, provided that (i) the SUBLICENSEE is not in breach of its sublicense agreement, (ii) the SUBLICENSEE agrees to be bound directly to JHU as a licensor under the terms and conditions of the sublicense agreement, and (iii) JHU’s obligations to SUBLICENSEE(S) are no greater than JHU’s obligations to Company under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 9 - MISCELLANEOUS

9.1 All notices pertaining to this Agreement shall be in writing and sent certified mail, return receipt requested, or by courier, to the parties at the following addresses or such other address as such party shall have furnished in writing to the other party in accordance with this Paragraph 9.1:

FOR JHU:	The Johns Hopkins University
Johns Hopkins Technology Transfer
100 N. Charles Street, 5th Floor
Baltimore, Maryland 21201
Notices to be sent to: The Director.
Agreement Ref. No.: A18558

FOR COMPANY:	BioSante Pharmaceuticals, Inc
111 Barclay Boulevard, Suite 280
Lincolnshire, Illinois 60069
Notices to be sent to: President & CEO.

9.2 All written progress reports, and any other related correspondence shall be in writing and sent to:

The Johns Hopkins University

Johns Hopkins Technology Transfer

100 N. Charles Street, 5th Floor

Baltimore, Maryland 21201

Notices to be sent to: The Director.

Agreement Ref. No.: A18558

or such other addressee which JHU may designate in writing from time to time.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.3 This Agreement binding upon and shall inure to the benefit of both parties, their successors and assignees and shall not be assignable without the written consent of the other party, which consent shall not be unreasonably withheld, except that the Company shall have the right to assign this Agreement to another party without the consent of JHU in the case of the sale or transfer by the Company of all, or substantially all, of its assets or business relating to the LICENSED PRODUCT or LICENSED SERVICE, to that party by sale, merger, operation of law, or otherwise.

9.4 In the event that any one or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement, or over any of the parties hereto to be invalid, illegal or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the parties, and if unreformable, shall be divisible and deleted in such jurisdictions; elsewhere, this Agreement shall not be affected.

9.5 The construction, performance, and execution of this Agreement shall be governed by the laws of the State of Maryland. Any disputes between the parties to the Agreement shall be brought in the state or federal courts of Maryland. Both parties agree to waive their right to a jury trial.

9.6 The Company shall not use the name of THE JOHNS HOPKINS UNIVERSITY or THE JOHNS HOPKINS HEALTH SYSTEM or any of its constituent parts, such as the Johns Hopkins Hospital or any contraction thereof or the name of Inventors of PATENT RIGHTS in any press releases, advertising, promotional, sales literature or fundraising documents without prior written consent from an officer of JHU. Company shall allow at least seven (7) business days notice of any proposed public disclosure for JHU’s review and comment or to provide written consent.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.7 JHU warrants that it has good and marketable title to its interest in the inventions claimed under PATENT RIGHTS with the exception of certain retained rights of the United States government and others as stated herein and that it has the right and authority to enter into this Agreement and grant the licenses contemplated hereunder. JHU does not warrant the validity of any patents or that practice under such patents shall be free of infringement. EXCEPT AS EXPRESSLY SET FORTH IN THIS PARAGRAPH 9.7, COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES AGREE AND ACKNOWLEDGE THAT THE PATENT RIGHTS ARE PROVIDED “AS IS”, AND THAT JHU MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) AND LICENSED SERVICE(S) INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY, JHU DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, JHU ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF JHU AND INVENTORS, FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF JHU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THE MANUFACTURE, USE, OR SALE OF THE PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT. COMPANY, AFFILIATED COMPANIES AND SUBLICENSEES ASSUME

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT AND SERVICE MANUFACTURED, USED, OR SOLD BY COMPANY, ITS SUBLICENSEES AND AFFILIATED COMPANIES WHICH IS A LICENSED PRODUCT OR LICENSED SERVICE AS DEFINED IN THIS AGREEMENT.

9.8 JHU and the Inventors of LICENSED PRODUCT(S) and LICENSED SERVICE(S) will not, under the provisions of this Agreement or otherwise, have control over the manner in which Company or its AFFILIATED COMPANIES or its SUBLICENSEES or those operating for its account or third parties who purchase LICENSED PRODUCT(S) or LICENSED SERVICE(S) from any of the foregoing entities, practice the inventions of LICENSED PRODUCT(S) and LICENSED SERVICE(S). The Company, AFFILIATED COMPANIES and SUBLICENSEE(S) shall indemnify, defend, with counsel reasonably acceptable to JHU, and hold JHU, The Johns Hopkins Health Systems, their present and former trustees, officers, Inventors of PATENT RIGHTS, agents, faculty, employees and student (collectively, “lndemnitees”) harmless as against any judgments, fees, expenses, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action brought as a consequence of the practice of said inventions by any of the foregoing entities, whether or not JHU or said Inventors, either jointly or severally, is named as a party defendant in any such lawsuit and whether or not JHU or the Inventors are alleged to be negligent or otherwise responsible for any injuries to persons or property; provided, that any party that intends to claim indemnification under this Paragraph 9.8 shall: (i) promptly notify Company in writing of any claim with respect to which the party intends to claim such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

indemnification, (ii) give Company sole control of the defense and/or settlement thereof (provided that there shall be no settlement without the indemnified party’s consent, which shall not be unreasonably withheld or delayed), and (iii) provide Company, at Company’s expense, with reasonable assistance and full information with respect to such claim. As used in the previous sentence, “former” means an Indemnitee that is not associated with JHU at the time of the defense by Company but was associated with JHU (e.g., was a trustee of JHU) as of the EFFECTIVE DATE. Practice of the inventions covered by LICENSED PRODUCT(S) and LICENSED SERVICE(S), by an AFFILIATED COMPANY or an agent or a SUBLICENSEE or a third party on behalf of or for the account of the Company or by a third party who purchases LICENSED PRODUCT(S) and LICENSED SERVICE(S) from the Company, shall be considered the Company’s practice of said inventions for purposes of this Paragraph 9.8. Notwithstanding the foregoing, Company shall have no obligations for any claim, fee, expense or otherwise if the party seeking indemnification, prior to Company assuming such defense, makes any settlement, damaging admission or other communication regarding the same without the prior written consent of Company, which consent shall not be unreasonably withheld. The obligation of Company to defend and indemnify as set out in this Paragraph shall survive the termination of this Agreement, shall continue even after assignment of rights and responsibilities to an affiliate, and shall not be limited by any other limitation of liability elsewhere in this Agreement.

9.9 Prior to initial human testing or first commercial sale by Company, an AFFILIATED COMPANY, or SUBLICENSEE of any LICENSED PRODUCT(S) or commercial performance of any LICENSED SERVICE(S) as the case may be in any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

particular country, Company shall establish and maintain, in each country in which Company, an AFFILIATED COMPANY or SUBLICENSEE shall test or sell LICENSED PRODUCT(S) and LICENSED SERVICE(S), product liability or other appropriate insurance coverage in the minimum amount of five million dollars ($5,000,000) per claim and will annually present evidence to JHU that such coverage is being maintained. Upon JHU’s request, Company will furnish JHU with a Certificate of Insurance of each product liability insurance policy obtained. JHU shall be listed as an additional insured in Company’s said insurance policies. If such Product Liability insurance is underwritten on a ‘claims made’ basis, Company agrees that any change in underwriters during the term of this Agreement will require the purchase of ‘prior acts’ coverage to ensure that coverage will be continuous throughout the term of this Agreement.

9.10 JHU may publish manuscripts, abstracts or the like describing the PATENT RIGHTS and inventions contained therein provided Confidential Information of Company as set forth in Paragraph 5.3, is not included or without first obtaining approval from the Company to include such Confidential Information. If Company believes that a disclosure of patentable, Company-provided material is contained in the proposed publication, JHU agrees to withhold publication and disclosure of such materials until a patent application is filed. JHU and the Inventors shall be free to publish manuscripts and abstracts or the like directed to the work done at JHU related to the licensed technology without prior approval.

9.11 This Agreement, including the exhibits hereto, constitutes the entire understanding between the parties with respect to the obligations of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, writings, and discussions between the parties relating to said subject matter.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.12 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the authorized officials of the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of any other condition or term.

9.13 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

9.14 Upon termination of this Agreement for any reason, Paragraphs 5.3, 8.3, 9.6, 9.7, 9.8 and 9.9 shall survive termination of this Agreement.

9.15 This Agreement is expressly conditioned upon the prior written approval of PHS of those provisions relating to the JHU/NIH MELANOMA PATENT APPLICATION and LICENSED MELANOMA PRODUCTS and LICENSED MELANOMA SERVICES.

9.16 The relationship of JHU and Company established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between JHU and Company. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.17 Except as expressly provided herein, each party agrees not to disclose any financial terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws, to prospective and other investors, prospective and actual collaborators and such party’s accountants, attorneys and other professional advisors.

9.18 In the event either party hereto is prevented from or delayed in the performance of any of its obligations hereunder by reason of acts of God, war, strikes, riots, storms, fires, or any other cause whatsoever beyond the reasonable control of the party, the party so prevented or delayed shall be excused from the performance of any such obligation to the extent and during the period of such prevention or delay.

9.19 EXCEPT WITH RESPECT TO EACH PARTY’S LIABILITY FOR INDEMNIFYING THE OTHER AS PROVIDED HEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF the respective parties hereto have executed this License Agreement by their duly authorized officers on the date appearing below their signatures.

THE JOHNS HOPKINS UNIVERSITY	BIOSANTE PHARMACEUTICALS, INC

/s/ Glen L. Steinbach	/s/ Stephen M. Simes
Glen L. Steinbach	Stephen M. Simes
Senior Director	President and CEO
Johns Hopkins Technology Transfer

2/28/11	3/3/11
(Date)	(Date)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT “A”

JHU/WHITEHEAD PATENTS (DM-9769)

[ * ]

EXHIBIT “A” (continued)

JHU ALLOGENEIC PARACRINE PATENT APPLICATIONS (DM-3007)

[ * ]

EXHIBIT “A” (continued)

JHU/NIH MELANOMA PATENT APPLICATION (JHU DM-3096)

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT “B”

<9 pages omitted>

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT “C”

National Institutes of Health Consent

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Via Federal Express

May 8, 2000

Nina Ossanna, Ph.D.

Director, Office of Technology Licensing

The Johns Hopkins University School of Medicine

111 Market Place, Suite 906

Baltimore, MD 21202

Dear Dr. Ossanna:

This letter serves to provide you with the written approval of the NIH for the granting of exclusive license to Cell Genesys by The Johns Hopkins University for U.S. Patent Applications Serial No. [ * ] and Serial No. [ * ], entitled “Melanoma Cell Lines xpreasing Shared lmmunodominant Melanoma Antigens and Methods of Using Same”, and including any divisions or continuations thereof, all foreign counterpart applications, and any patents issued thereon or reissues or extensions thereof; as per the draft license agreement which was submitted rn the NTH Office of Technology Transfer via electronic mail on May 1, 2000.

In granting this approval, NIH recognizes that The Johns Hopkins University is in compliance with the portion of Paragraph 5.3 of PHS Interinstitutional Agreement Reference No. L-045-97/0, which states thal “Thc institution [i.e. The Johns Hopkins University] shall not grant any licenses or sublicenses for the Tnvention(s) without first submitting the license or sublicense agreement: to PHS for review and obtaining PHS’s written approval thereon”. ft is our understanding that, also per Paragraph 5.3 of L-045.97/0, The Johns Hopkins University will provide PHS with a copy of the license with Cell Gencsys once it has been executed, It is also our understanding that PHS will be provided with any subliccnses for review and written approval prior to their execution.

Please let me know if you have any questions or require additional information.

Sincerely,

/s/ Jack Spiegel
Jac Spiegel, Ph.D,, Director

Division of Technology Development and Transfer

Office of Technology Transfer

National Institutes of Health

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.